Exhibit 10.36.1
November 24, 2009
David Stern
Dear David:
The Company has awarded you a special cash retention award subject to the terms of this Award agreement. To accept this Award, please sign where indicated below.
On November 24, 2009 (the “Award Date”), you will receive a cash lump sum retention award in the amount of $125,000 (the “Award”). Each month (or any portion of such month) that you remain employed by the Company following the Award Date, you will earn one-twelfth (1/12th) of the Award. If you resign your employment with the Company without Good Reason (as defined in the Employment Letter dated May 13, 2009 between you and the Company (the “Employment Letter”)) or are terminated by the Company for Cause (as defined in the Employment Letter) within twelve (12) months of the Award Date, you will repay the unearned portion of the Award to the Company. In the event that your employment is terminated by the Company without Cause (as defined in the Employment Letter) or by you with Good Reason (as defined in the Employment Letter) after the payment of the Award, you will be deemed to have earned one hundred percent (100%) of the Award as of the effective date of the termination of your employment, and you shall not be required to repay any portion of the Award.
This Award agreement is the entire agreement between you and the Company concerning the Award granted hereunder. In the case of a conflict between the Employment Letter and this Award agreement relating to the terms of this Award, the terms of this Award agreement will control.
Nothing in this Award agreement confers any right to continued employment with the Company, or affects the Company’s right to terminate your employment at any time, with or without notice, and with or without cause.
For purposes of this Award agreement, “Company” means A.C. Moore Arts & Crafts, Inc. or A.C. Moore Incorporated, as appropriate.
IN WITNESS WHEREOF, the parties have caused this Award agreement to be duly executed and delivered as of the date first written above.
[Signature page follows.]

November 24, 2009

Sincerely,
By:	/s/
	Name:	Rick A. Lepley
	Title:	President / Chief Executive Officer

ACCEPTED:
/s/
David Stern